UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 8, 2019 (May 8, 2019)

BLACKROCK TCP CAPITAL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00899	56-2594706
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.1. Entry into a Material Definitive Agreement.

On May 8, 2019, BlackRock TCP Capital Corp. ("TCPC") announced that it had increased the capacity under its TCPC Funding I LLC (“TCPC Funding”) and Special Value Continuation Partners LLC (“SVCP”) credit facilities by $50 million each for a total increase in capacity of $100 million and reduced the rate on its SVCP credit facility (the “SVCP Credit Facility”) by 0.25% to LIBOR plus 2.0%. Additionally, the maturity on the SVCP Credit Facility was extended to May 6, 2023.

The amendments to the SVCP Credit Facility were effected by way of an Amended & Restated Senior Secured Revolving Credit Agreement entered into by SVCP, as borrower, with ING Capital LLC, as administrative agent, collateral agent, arranger and bookrunner, and the lenders party thereto (the “A&R SVCP Credit Agreement”). The A&R SVCP Credit Agreement established a $220 million revolving, multi-currency credit facility and contains an accordion feature pursuant to which the credit line may increase up to an aggregate of $300 million, subject to consent of the administrative agent and other customary conditions.

In connection with the A&R SVCP Credit Agreement, SVCP, as borrower, also entered into an Amended and Restated Guaranty, Pledge and Security Agreement (the “A&R SVCP GPSA”), pursuant to which SVCP and a wholly-owned portfolio holding company subsidiary (the “Portfolio Holdco”) reaffirmed their grant of a security interest in their collateral, and various other supporting documentation.

The SVCP Credit Facility is secured by all of the assets held by SVCP and the Portfolio Holdco. Under the SVCP Credit Facility, SVCP and the Portfolio Holdco, as applicable, have made certain customary representations and warranties, and are required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. The SVCP Credit Facility includes usual and customary events of default for credit facilities of this nature. Borrowing under the SVCP Credit Facility is subject to the leverage restrictions in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the TCPC Funding credit facility and SVCP Credit Facility and is qualified in its entirety by reference to copies of the TCPC Loan Financing and Servicing Agreement entered into in connection with the TCPC Funding credit facility, the A&R SVCP Credit Agreement and the A&R SVCP GPSA, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this current report on Form 8-K and are by this reference incorporated herein.

Item 2.02. Results of Operations and Financial Condition.

On May 8, 2019, the registrant issued a press release announcing its financial results for the first quarter ended March 31, 2019. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On May 8, 2019, the registrant issued a press release, included herewith as Exhibit 99.1, announcing the declaration of a second quarter dividend of $0.36 per share payable on June 28, 2019 to shareholders of record as of June 14, 2019.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit Number	Description
10.1	TCPC Funding Loan Financing and Servicing Agreement dated as of May 7, 2019.
10.2	A&R SVCP Credit Agreement dated as of May 6, 2019.
10.3	A&R SVCP GPSA dated as of May 6, 2019.
99.1	Press Release, Dated as of May 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock TCP Capital Corp.

Date: May 8, 2019

	By:	/s/ Paul L. Davis
	Name:	Paul L. Davis
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	TCPC Funding Loan Financing and Servicing Agreement dated as of May 7, 2019.
10.2	A&R SVCP Credit Agreement dated as of May 6, 2019.
10.3	A&R SVCP GPSA dated as of May 6, 2019.
99.1	Press Release, Dated as of May 8, 2019.